UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2007

KORN/FERRY INTERNATIONAL

(Exact name of registrant as specified in its charter)

Delaware	001-14505	95-2623879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Avenue of the Stars, Suite 2600 Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 552-1834

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On March 8, 2007, Korn/Ferry International (the “Company”) issued a press release announcing its third quarter fiscal year 2007 results. The information in this Item 2.02 and, other than those sections of the press release relating to the repurchase program described in Item 8.01 and the exhibit hereto, are furnished to, but not filed with, the Securities and Exchange Commission.

Item 8.01	Other Events

The Company announced in the foregoing release a stock repurchase program authorized by the Company’s Board of Directors to acquire in open market or private transactions, from time-to-time and in accordance with applicable laws, rules and regulations, up to $50 million of the Company’s common stock. This $50 million common stock repurchase program is in addition to the Company’s currently-existing stock repurchase programs authorized by the Company’s Board of Directors in 2005 and 2006. A copy of the press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1	Press Release, dated March 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORN/FERRY INTERNATIONAL
(Registrant)

Date: March 8, 2007		/s/ Gary D. Burnison
(Signature)
	Name:	Gary D. Burnison
	Title:	Executive Vice President, Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated March 8, 2007.